Exhibit 10.45

CTC MEDIA, INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this ‘‘Agreement’’) made as of this 14th day of July 2006, is entered into between CTC Media, Inc., a Delaware corporation (the ‘‘Company’’), and Vladimir Khanumyan (‘‘Optionee’’).

Preliminary Statements:

A.    Optionee is an employee of the Company and as such renders valuable services to the Company.

B.    The Company desires to continue to retain the services of Optionee by providing him with a further incentive to contribute to the financial success of the Company and its subsidiaries.

C.    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.    Grant of Option.    The Company hereby grants to Optionee, as of the Grant Date, an option to purchase up to 751,426 shares of Common Stock (the ‘‘Option Shares’’). The first 375,713 Option Shares shall be hereinafter referred to as the ‘‘A Option Shares’’ and the remaining 375,713 Option Shares shall be hereinafter referred to as the ‘‘B Option Shares’’. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2.    Option Term.    This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3.    Limited Transferability.    During Optionee’s lifetime, this option shall be exercisable only by Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following Optionee’s death.

4.    Dates of Exercise.    This option shall become exercisable for the A Option Shares and B Option Shares in accordance with the following schedules:

A Option Shares

Date:	Aggregate number of A Option Shares for which the option is then exercisable :
On or after June 30, 2006	10,437
On or after September 30, 2006	41,747
On or after December 31, 2006	73,057
On or after March 31, 2007	104,367
On or after June 30, 2007	135,677
On or after September 30, 2007	166,987
On or after December 31, 2007	198,297
On or after March 31, 2008	229,607
On or after June 30, 2008	260,917
On or after September 30, 2008	292,227
On or after December 31, 2008	323,537
On or after March 31, 2009	354,847
On or after May 31, 2009	375,713

B Option Shares

Date:	Aggregate number of B Option Shares for which the option is then exercisable :
On or after June 30, 2006	7,828
On or after September 30, 2006	31,311
On or after December 31, 2006	54,793
On or after March 31, 2007	78,275
On or after June 30, 2007	101,757
On or after September 30, 2007	125,239
On or after December 31, 2007	148,721
On or after March 31, 2008	172,203
On or after June 30, 2008	195,685
On or after September 30, 2008	219,167
On or after December 31, 2008	242,649
On or after March 31, 2009	266,131
On or after June 30, 2009	289,613
On or after September 30, 2009	313,095
On or after December 31, 2009	336,577
On or after March 31, 2010	360,059
On or after May 31, 2010	375,713

As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5.    Cessation of Service.    The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)    Should Optionee cease to remain in Service for any reason (other than death or Disability) while this option is outstanding, then Optionee shall have a period of ninety (90) days (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b)    Should Optionee die while this option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or in accordance with the laws of inheritance shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12) month period measured from the date of Optionee’s death or (ii) the Expiration Date.

(c)    Should Optionee cease Service by reason of Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

(d)    During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which this Option is, at the time of Optionee’s cessation of Service, exercisable pursuant to the exercise schedule specified in Paragraph 4 or the special acceleration provisions of Paragraph 6. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Optionee is not vested in the Option Shares at the time of Optionee’s cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

6.    Acceleration of Option.

(a)    In the event of (i) any Corporate Transaction where neither MTG or Alfa is party to the merger or the asset sale, (ii) any Corporate Transaction where MTG or Alfa is a party to the merger or the asset sale but the successor corporation in such transaction (or the parent thereof) does not assume this option or replace this option with a cash incentive program which provides Optionee with an economic benefit substantially similar to this option or (iii) a Change in Control where a party other than MTG or Alfa achieves control of a majority of the voting power of the Company’s then outstanding capital stock through direct and/or indirect beneficial ownership, the exercisability of this option, to the extent this option is not otherwise fully exercisable, shall automatically accelerate in full so that this option shall, immediately prior to the effective date of such Corporate Transaction or upon the Change in Control, become fully exercisable for all the Option Shares and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock.

(b)    In connection with any Corporate Transaction where the exercisability of this option automatically accelerates in full, this option shall be exercised prior to or in connection with the closing of such Corporate Transaction and, to the extent that this option is not so exercised, it shall terminate and cease to be outstanding immediately following the closing of such Corporate Transaction. Without limiting the generality of Section 5, a Change in Control that is not also a Corporate Transaction shall not effect the term of the option.

(c)    This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.    Adjustment in Option Shares.    Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8.    Shareholder Rights.    The holder of this option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9.    Manner of Exercising Option.

(a)    In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) shall provide written notice of Optionee’s election to exercise all or a portion of the option and shall take the following additional actions:

(i)    Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)    cash or check made payable to the Company; or

(B)    a promissory note payable to the Company, but only to the extent authorized by the Board in accordance with Paragraph 13.

Should the Common Stock be registered under Section 12(g) of the 1934 Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

(C)    in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(D)    through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (a) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the notice delivered to the Company in connection with the option exercise.

(ii)    Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iii)    Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of U.S. Federal and state securities laws.

(iv)    Make appropriate arrangements with the Company (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b)    As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends (if any) affixed thereto.

(c)    In no event may this option be exercised for any fractional shares.

10.    Compliance with Laws and Regulations.

(a)    The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or The NASDAQ National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b)    The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

11.    Successors and Assigns.    Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

12.    Notices.    Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line. All notices shall be deemed effective (i) upon personal delivery, (ii) five business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (iii) two business days after being sent via reputable international overnight courier.

13.    Financing.    The Board may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse, interest-bearing promissory note secured by those Option Shares. The payment schedule in effect for any such promissory note shall be established by the Board in its sole discretion.

14.    Market Stand-off.    Optionee acknowledges that the Option Shares shall be subject to the restrictions on disposition set forth in Section 3 of the Underwriting Agreement dated as of May 31, 2006 among the Company, Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc., as representatives of the several underwriters and shareholders of the Company named therein.

15.    Non-Statutory Option.    Optionee acknowledges that this option is not intended to satisfy the requirements of Section 422 of the U.S. Internal Revenue Code of 1986, as amended.

16.    Governing Law.    The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

IN WITNESS WHEREOF, the parties hereto have caused this option to be executed as of the date set forth in the preamble.

CTC MEDIA, INC.
By:	/s/ Akexander Rodnyansky
Alexander Rodnyansky
President and CEO

Optionee:

/s/ Vladimir Khanumyan
Vladimir Khanumyan
Address:

APPENDIX

The following definitions shall be in effect under the Agreement:

A.    Agreement shall mean this Stock Option Agreement.

B.    Alfa shall mean ABH Holdings Corporation together with its affiliates (as such term is defined in the 1934 Act).

C.    Board shall mean the Company’s Board of Directors.

D.    Change in Control shall mean any party either alone or with its affiliates (as such term is defined in the 1934 Act) achieving control of a majority of the voting power of the Company’s then outstanding capital stock through direct and/or indirect beneficial ownership.

E.    Common Stock shall mean the Company’s common stock.

F.    Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Company is a party:

(i)    a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii)    the sale, transfer or other disposition of all or substantially all of the Company’s assets in complete liquidation or dissolution of the Company.

G.    Company shall mean CTC Media, Inc., a Delaware corporation.

H.    Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

I.    Employee shall mean an individual who is in the employ of the Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J.    Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

K.    Exercise Price shall mean the average closing sales price per share of Common Stock for the first twenty trading days after pricing of the Common Stock in connection with the initial public offering of the Common Stock, as reported on The NASDAQ National Market, or $16.95 per share.

L.    Expiration Date shall mean June 1, 2016.

M.    Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)    If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii)    If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii)    If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate.

N.    Grant Date shall mean June 1, 2006.

O.    1934 Act shall mean the U.S. Securities Exchange Act of 1934, as amended.

P.    MTG shall mean Modern Times Group MTG AB together with its affiliates (as such term is defined in the 1934 Act).

Q.    Option Shares shall mean the number of shares of Common Stock subject to the option.

R.    Optionee shall mean Vladimir Khanumyan.

S.    Parent shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

T.    Service shall mean the Optionee’s performance of services for the Company (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant.

U.    Stock Exchange shall mean the American Stock Exchange, the New York Stock Exchange or the London Stock Exchange.

V.    Subsidiary shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.